Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Director of Finance and
	Chief Financial Officer	Investor Relations
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2800

KEMET REPORTS THIRD QUARTER FISCAL YEAR 2014 RESULTS

Financial Highlights:

•Revenue of $207.3 million increased 4.9% compared to $197.7 million for the same quarter last year
•Adjusted Operating income increased $5.7 million over the prior quarter
•Adjusted Gross Margin up 3.1% to 18.5% over the prior quarter

Greenville, South Carolina (January 30, 2014) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of electronic components, today reported preliminary results for the third fiscal quarter ended December 31, 2013. Results included in this earnings release have been adjusted to reflect discontinued operations as the Film and Electrolytic Business group has initiated a plan to dispose of its machinery division.

Net sales of $207.3 million for the quarter ended December 31, 2013 decreased 0.5% from net sales of $208.4 million for the prior quarter ended September 30, 2013, and increased 4.9% compared to net sales of $197.7 million for the quarter ended December 31, 2012.

The U.S. GAAP net loss from continuing operations was $4.7 million, or $0.11 loss per basic and diluted share for the quarter ended December 31, 2013, compared to a U.S. GAAP net loss from continuing operations of $11.9 million or $0.26 loss per basic and diluted share for the prior quarter ended September 30, 2013. For the quarter ended December 31, 2012 the U.S. GAAP net loss from continuing operations was $12.6 million or $0.28 loss per basic and diluted share.

Non-U.S. GAAP Adjusted net income improved to $0.9 million or $0.02 per basic and diluted share for the quarter ended December 31, 2013, compared to a non-U.S. GAAP Adjusted net loss of $4.6 million or $0.10 loss per basic and diluted share for the prior quarter ended September 30, 2013.  For the quarter ended December 31, 2012 the non-U.S. GAAP Adjusted net loss was $0.7 million or $0.01 loss per basic and diluted share.

“Revenue, excluding discontinued operations, was essentially flat compared to the prior quarter as we forecasted and it is gratifying to see our cost reduction efforts reflected in our financial results with positive non-GAAP earnings per share in this challenging environment,” stated Per Loof, KEMET’s Chief Executive Officer. “We have seen steady improvement in our operating margins and we will continue to stay focused on our overall cost structure to leverage our position as the economic rebound occurs in our industry,” continued Loof.

The net loss for the quarters ended December 31, 2013 and 2012 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning April 1, 2014, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plan; (ix) equity method investments expose us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) inability to attract, train and retain effective employees and management; (xii) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xiii) exposure to claims alleging product defects; (xiv) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that limit our flexibility in operating our business; and (xx) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended December 31,		Nine Month Periods Ended December 31,
	2013	2012	2013	2012
Net sales	$207,339	$197,698	$617,845	$624,363
Operating costs and expenses:
Cost of sales	169,677	162,733	530,722	525,653
Selling, general and administrative expenses	22,431	25,313	70,826	77,119
Research and development	6,027	6,290	17,703	20,183
Restructuring charges	2,194	3,886	8,169	13,672
Goodwill impairment	—	—	—	1,092
Write down of long-lived assets	3,358	3,084	3,358	7,318
Net (gain) loss on sales and disposals of assets	29	(196)	71	(123)
Total operating costs and expenses	203,716	201,110	630,849	644,914
Operating income (loss)	3,623	(3,412)	(13,004)	(20,551)
Other (income) expense:
Interest income	(7)	(54)	(182)	(111)
Interest expense	10,349	10,247	30,291	30,840
Other (income) expense, net	(1,349)	(1,641)	(49)	(1,126)
Loss from continuing operations before income taxes and equity income (loss) from NEC TOKIN	(5,370)	(11,964)	(43,064)	(50,154)
Income tax expense	1,033	611	4,293	4,004
Loss from continuing operations before equity income (loss) from NEC TOKIN	(6,403)	(12,575)	(47,357)	(54,158)
Equity income (loss) from NEC TOKIN	1,657	—	(2,962)	—
Loss from continuing operations	(4,746)	(12,575)	(50,319)	(54,158)
Loss from discontinued operations	(1,076)	(1,682)	(3,737)	(2,773)
Net loss	$(5,822)	$(14,257)	$(54,056)	$(56,931)
Net loss per basic share:
Loss from continuing operations	$(0.11)	$(0.28)	$(1.12)	$(1.21)
Loss from discontinued operations	$(0.02)	$(0.04)	$(0.08)	$(0.06)
Net loss	$(0.13)	$(0.32)	$(1.20)	$(1.27)

Net loss per diluted share:
Loss from continuing operations	$(0.11)	$(0.28)	$(1.12)	$(1.21)
Loss from discontinued operations	$(0.02)	$(0.04)	$(0.08)	$(0.06)
Net loss	$(0.13)	$(0.32)	$(1.20)	$(1.27)

Weighted-average shares outstanding:
Basic	45,120	44,918	45,078	44,879
Diluted	45,120	44,918	45,078	44,879

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	December 31, 2013	March 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,594	$95,978
Accounts receivable, net	93,542	93,774
Inventories, net	200,853	198,888
Prepaid expenses and other	37,732	41,100
Deferred income taxes	5,752	4,167
Current assets of discontinued operations	10,293	9,517
Total current assets	403,766	443,424
Property and equipment	303,741	303,942
Goodwill	35,584	35,584
Intangible assets, net	37,722	38,646
Investment in NEC TOKIN	49,713	52,738
Restricted cash	14,028	17,397
Deferred income taxes	8,400	7,994
Other assets	8,885	10,150
Noncurrent assets of discontinued operations	486	1,716
Total assets	$862,325	$911,591
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$27,672	$10,793
Accounts payable	71,598	72,002
Accrued expenses	75,822	91,950
Income taxes payable and deferred income taxes	3,660	1,074
Current liabilities of discontinued operations	5,862	5,661
Total current liabilities	184,614	181,480
Long-term debt, less current portion	374,223	372,707
Other non-current obligations	54,900	69,022
Deferred income taxes	8,033	8,542
Noncurrent liabilities of discontinued operations	2,728	2,924
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at December 31, 2013 and March 31, 2013	465	465
Additional paid-in capital	466,316	467,096
Retained deficit	(217,291)	(163,235)
Accumulated other comprehensive income	20,332	7,694
Treasury stock, at cost (1,384 and 1,519 shares at December 31, 2013 and March 31, 2013, respectively)	(31,995)	(35,104)
Total stockholders’ equity	237,827	276,916
Total liabilities and stockholders’ equity	$862,325	$911,591

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine Month Periods Ended December 31,
	2013	2012
Net loss from continuing operations	$(50,319)	$(54,158)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,352	33,389
Equity loss from NEC TOKIN	2,962	—
Amortization of debt discount and debt issuance costs	2,817	3,046
Stock-based compensation expense	2,288	3,523
Long-term receivable write down	1,484	—
Change in value of NEC TOKIN options	(1,334)	—
Net (gain) loss on sales and disposals of assets	71	(123)
Pension and other post-retirement benefits	24	232
Write down of long-lived assets	3,358	7,318
Net curtailment and settlement gain on benefit plans	—	(1,088)
Goodwill impairment	—	1,092
Change in deferred income taxes	(2,496)	1,517
Change in operating assets	8,579	(13,632)
Change in operating liabilities	(28,296)	(25,156)
Other	474	(137)
Net cash used in operating activities	(23,036)	(44,177)
Investing activities:
Capital expenditures	(24,993)	(38,349)
Change in restricted cash	3,532	(24,000)
Net cash used in investing activities	(21,461)	(62,349)
Financing activities:
Proceeds from revolving line of credit	21,000	—
Proceeds from issuance of debt	—	39,825
Deferred acquisition payments	(11,703)	(6,617)
Payments of long-term debt	(2,858)	(1,901)
Proceeds from exercise of stock options	86	58
Debt issuance costs	—	(275)
Net cash provided by financing activities	6,525	31,090
Net decrease in cash and cash equivalents	(37,972)	(75,436)
Effect of foreign currency fluctuations on cash	864	(81)
Net cash used in operating activities of discontinued operations	(3,276)	2,555
Cash and cash equivalents at beginning of fiscal period	95,978	210,521
Cash and cash equivalents at end of fiscal period	$55,594	$137,559

Non-U.S. GAAP Financial Measures

In this news release, the Company makes reference to certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", “Adjusted net loss”, “Adjusted net loss per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.

Adjusted gross margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses Adjusted gross margin to facilitate our analysis and understanding of our business operations and believes that Adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP Adjusted gross margin (amounts in thousands):

	Quarters Ended
	December 31, 2013	September 30, 2013
	(Unaudited)
Net sales	$207,339	$208,449
Gross margin	37,662	30,917
Non-U.S. GAAP-adjustments:
Stock-based compensation	265	213
Plant start-up costs	485	1,050
Adjusted gross margin	$38,412	$32,180
	18.5%	15.4%

Adjusted Operating Income

Adjusted operating loss represents operating income, excluding adjustments which are outlined in the quantitative reconciliation provided above. We use Adjusted operating loss to facilitate our analysis and understanding of our business operations and believe that Adjusted operating loss is useful to investors because it provides a supplemental way to understand our underlying operating performance. Adjusted operating loss should not be considered as an alternative to operating income or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income is calculated as follows (amounts in thousands):

	Quarters Ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(Unaudited)
Operating income (loss)	$3,623	$1,583	$(3,412)
Adjustments:
Restructuring charges	2,194	1,365	3,886
ERP integration costs	994	1,072	1,374
Plant start-up costs	485	1,050	1,524
Stock-based compensation	689	644	1,059
NEC TOKIN investment related expenses	249	125	164
Net loss on sales and disposals of assets	29	42	(196)
Write down long-lived assets	3,358	—	3,084
Settlement gain on benefit plan	—	—	588
Adjusted operating income	$11,621	$5,881	$8,071

Adjusted Net Loss and Adjusted Net Loss Per Share

“Adjusted net loss” and “Adjusted net loss per share” represent net loss and net loss per share excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance.  Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net loss to Non-U.S. GAAP adjusted net loss:

U.S. GAAP to Non- U.S. GAAP Reconciliation

	Quarters Ended
	December 31, 2013	September 30, 2013	December 31, 2012
	(Unaudited, Amounts in thousands, except per share data)
U.S. GAAP
Net sales	$207,339	$208,449	$197,698
Loss from continuing operations	(4,746)	(11,947)	(12,575)
Loss from discontinued operations	(1,076)	(1,151)	(1,682)
Net loss	$(5,822)	$(13,098)	$(14,257)
Net loss per basic and diluted share	$(0.13)	$(0.29)	$(0.32)
Non-U.S. GAAP
Loss from continuing operations	(4,746)	(11,947)	(12,575)
Adjustments:
Restructuring charges	2,194	1,365	3,886
Equity (income) loss from NEC TOKIN	(1,657)	1,243	—
ERP integration costs	994	1,072	1,374
Change in value of NEC TOKIN options	(1,716)	383	—
Plant start-up costs	485	1,050	1,524
Amortization included in interest expense	858	945	1,122
Stock-based compensation expense	689	644	1,059
Net foreign exchange (gain) loss	207	514	(464)
NEC TOKIN investment related expenses	249	125	164
Net (gain) loss on sales and disposals of assets	29	42	(196)
Write down of long-lived assets	3,358	—	3,084
Settlement gain on benefit plan	—	—	588
Income tax effect of non-U.S. GAAP adjustments (1)	(52)	(18)	(228)
Adjusted net income (loss) from continuing operations	$892	$(4,582)	$(662)
Adjusted net income (loss) per basic share from continuing operations	$0.02	$(0.10)	$(0.01)
Adjusted net income (loss) per diluted share from continuing operations	$0.02	$(0.10)	$(0.01)
Weighted average shares outstanding:
Basic	45,120	45,092	44,918
Diluted	52,494	45,092	44,918

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA from continuing operations represents net loss from continuing operations before net interest expense, income tax expense, and depreciation and amortization expense, adjuststed to exclude certain item which are outlined in the quantitative reconciliation provided below.  We use Adjusted EBITDA from continuing operations to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA from continuing operations as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA from continuing operations because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA from continuing operations is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at Adjusted EBITDA from continuing operations are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA from continuing operations, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA from continuing operations should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA from continuing operations is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA from continuing operations measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA from continuing operations measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA from continuing operations should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA from continuing operations only supplementally.

The following table provides a reconciliation from U.S. GAAP net loss from continuing operations to Adjusted EBITDA from continuing operations (amounts in thousands):

	Quarters Ended
	December 31, 2013	September 30, 2013	December 31, 2012
U.S. GAAP	(Unaudited)
Loss from continuing operations	$(4,746)	$(11,947)	$(12,575)
Interest expense, net	10,342	9,897	10,193
Income tax expense	1,033	1,444	611
Depreciation and amortization	11,762	11,952	10,405
EBITDA from continuing operations	18,391	11,346	8,634
Excluding the following items (Non-U.S. GAAP):
Restructuring charges	2,194	1,365	3,886
Equity (income) loss from NEC TOKIN	(1,657)	1,243	—
ERP integration costs	994	1,072	1,374
Change in value of NEC TOKIN options	(1,716)	383	—
Plant start-up costs	485	1,050	1,524
Stock-based compensation expense	689	644	1,059
Net foreign exchange (gain) loss	207	514	(464)
NEC TOKIN investment related expenses	249	125	164
Net (gain) loss on sales and disposals of assets	29	42	(196)
Write down of long-lived assets	3,358	—	3,084
Settlement gain on benefit plan	—	—	588
Adjusted EBITDA from continuing operations	$23,223	$17,784	$19,653